UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒      Emerging growth company.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2025, VineBrook Homes Operating Partnership, L.P. (the “OP”), as parent borrower, VineBrook Homes Trust, Inc. (the “Company”), as guarantor, and certain of its subsidiaries (the “Subsidiary Borrowers” and together with the OP, the “Borrowers”), as borrowers, entered into a credit agreement (the “Facility”) with JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, and the lenders party thereto from time to time, including The Ohio State Life Insurance Company (“OSL”). The Facility provides for term loans of $485.0 million (the “Term Loans”), all of which were drawn on September 11, 2025, is interest-only and matures on September 10, 2027.

Borrowings under the Term Loans will generally bear interest at term secured overnight financing rate (“Term SOFR”) for the interest period plus 1.90%, provided that the Company may elect for a Term Loan to bear interest at (i) the greater of the prime rate, the federal funds effective rate plus 0.5%, and one-month Term SOFR plus 1.0%, in each case, plus 0.90% or (ii) adjusted daily effective SOFR plus 1.90%

In connection with the entry into the Facility, the Company used $442.6 million of the proceeds to repay in full the credit facility by and among the Company, as guarantor, the OP and certain of its subsidiaries, as borrowers, KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Borrowers must make mandatory prepayments such that the outstanding amount of the Term Loans shall be no more than $450.0 million as of June 30, 2026 and on or prior to March 31, 2027, the outstanding amount under the Term Loans shall be no more than $300.0 million. Any amounts repaid may not be reborrowed.

Borrowings under the Facility are also secured by an equity pledge by the OP, and certain properties held by subsidiaries of the OP as part of the borrowing base of the Facility (the “Borrowing Base Properties” and individually, a “Borrowing Base Property”). The Term Loans also require upon the sale of any Borrowing Base Property to apply 110% of the applicable allocated loan amount of any such Borrowing Base Property to the then-outstanding principal balance of the Facility.

The Facility also contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type.

OSL may be deemed to be an affiliate of NexPoint Real Estate Advisors V, L.P., the Company’s external adviser, through common beneficial ownership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Facility is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2025	VineBrook Homes Trust, Inc.

	By:	/s/ Paul Richards
Name: Paul Richards
Title: Chief Financial Officer, Assistant Secretary and Treasurer